Exhibit 10.13

Proofpoint, Inc.	Corporate Bonus Program

Corporate Bonus Program

Plan Document for
Executive Vice President I

Proofpoint Confidential	Page 1	Rev. 2/2011

Plan Objective

•      Align key executives to key metrics driving the growth and success of the business.

Plan Administration

•      The reviewing body of the plan will be the Compensation Committee

•      Plan structure and payout will be approved by the Compensation Committee based upon the recommendations of the Chief Executive Officer (“CEO”)

Bonus Design Philosophy

•      Plan year is defined as January 1 to December 31

•      Bonus percentage levels will be reviewed and approved by the Compensation Committee annually

•      Bonus percentage will be thirty (30) percent of base salary unless otherwise specified in writing

•      Bonus opportunity is calculated using the employee’s base salary and the bonus rate that is effect at that time.

Ex. From 1/1/2011 to 7/31/2011 (30 weeks total or 58% of the year) base salary = $100,000 with a 10% bonus = $10,000; from 8/1/2011 to 12/31/2011 (22 weeks or 42% of the year) base salary is $105,000 with a 10% bonus = $10,500. Bonus opportunity for 2011 = $10,210 ($10,000 x 58% + $10,500 x 42%).

•      Incentive plan design should provide for total compensation consistent with the market when company and individual performance meets expectations

•      Design should encourage teamwork and cross functional communication to accomplish goals

•      Employees should focus on satisfying financial expectations as well as internal business goals

•      Bonuses should depend on factors that can be influenced by employees

•      Program will be based on meeting company performance metrics

Design Characteristics

•      Two key company metrics will be set annually by the CEO and approved by the Compensation Committee

•      The bonus pool will be funded if the Company threshold performance metrics meet the minimum targets

•      Bonus plan provides for upside opportunity and company performance exceeds target levels/expectations

•      Bonuses will depend on a combination of corporate and individual performance

•      Individual performance metrics will be based on three to five weighted measurable goals

•      Bonuses will be based on long-term performance (annual) and payable at the end of the fiscal year, approximately 90 days after the close of the year.

•      Company and individual performance metrics will not change during the year, regardless of changes in the business environment

•      The CEO will retain final approval authority over all bonus recommendations to the Compensation Committee

•      Management reserves the right at its discretion with or without notice, to review, change amend or cancel the Plan, at any time

Employee Eligibility

•      All regular full-time employees at a Vice President level reporting to the CEO not covered on any other compensation plan

•      The CEO has complete discretion to add other individuals to the plan

•      Must be an active regular employee in good standing through the end of the plan year and a regular active employee in good standing at the time of payout to receive any bonus

•      Employee must be in the plan for at least 3 months

•      Employees on an approved Leave of Absence, will have their bonus period adjusted for the time they were on leave and payout pro-rated based upon the number of full weeks of employment/eligibility in the plan period however the employee must be in the plan for at least 3 months to qualify

•      For those in the plan for more than 4 months, individual performance metrics must be completed and approved by their manager no later than 3 months into the plan year. If completed after 3 months, the bonus period may be adjusted to include the time from which the goals are completed and approved to the end of the plan year.

Proofpoint Confidential	Page 2	Rev. 2/2011

•      For those in the plan for 4 months or less, individual performance metrics must be completed and approved by their manager no later than 1 month into the plan year. If completed after 1 month, the bonus period may be adjusted to include the time from which the goals are completed and approved to the end of the plan year.

•      New hires and/or employees newly eligible for bonuses will have the bonus pro-rated based on the number of full weeks of employment/eligibility in the plan period

Proofpoint Confidential	Page 3	Rev. 2/2011

Process to Add an Employee to the Bonus Plan

1.     Upon hire or eligibility to the Corporate Bonus Program, the Head of Department / Hiring Manager / Manager indicates to HR the bonus effective date via an approved “Request for Offer Letter” form or a “Personnel Action Notice” (PAN).

2.     The employee will receive a copy of the Corporate Bonus Plan Document and Annual Goals and Objectives Summary form to review, complete, and discuss with their manager. The employee’s Annual Goal & Objectives will provide a basis to measure and determine the employee’s bonus payout.

3.     Once the “Annual Goals & Objectives Summary” has been signed off, the Manager submits the final signed document to Human Resources.

Annual Process of Bonus Plan

1.     The CEO will set the Company performance metrics each year

2.     These metrics will be presented to and approved by the Compensation Committee

3.     Employee must be in the plan for at least 3 months. For those in the plan for more than 4 months, individual performance metrics must be completed and approved by their Manager no later than 3 months into the plan year. If completed after 3 months, the bonus period may be adjusted to include the time from which the goals are completed and approved to the end of the plan year. For those in the plan for 4 months or less, individual performance metrics must be completed and approved by their Manager no later than 1 month into the plan year. If completed after 1 month, the bonus period may be adjusted to include the time from which the goals are completed and approved to the end of the plan year.

4.     Review progress regularly of the stated goals and objectives. As tasks are completed, indicate completion on the form

5.     Upon conclusion of the fiscal year, the Finance organization will determine the company performance levels

6.     At the end of plan year, the Manager and employee will review and assess performance against the objectives and submit recommendations to the Head of Department. Upon approval by the Head of Department, final signed forms are submitted to Human Resources. Human Resources will summarize all bonus payments for final review and approval by the CEO

7.     Final bonus payment amounts will be presented for approval to the Compensation Committee

8.     Human Resources will submit final approved bonuses to Payroll for processing

Proofpoint Confidential	Page 4	Rev. 2/2011

Questions and Answers

Q.    If the company meets its thresholds, will I automatically receive the bonus?

Bonus targets are guidelines only and based upon individual and company performance metrics. The CEO will review and discuss with you your performance against your objectives. The Finance organization will determine the company performance levels for Proofpoint. Combined these factors will determine your bonus payout.

Q.    If I achieve my individual results but the company does not, will I receive my bonus?

If Proofpoint under-performs based upon the annual metrics, the bonus plan will not be funded for that plan year.

Q.    What if I leave the company? Will I receive a bonus for the portion of the year I was here?

You must be an active regular employee in good standing when bonuses are paid. Employees on a leave of absence at the time of the payout will receive payment upon return to active status provided they meet the eligibility requirements noted above.

Q.    At the end of the bonus period, how are decisions made about my individual contribution? Who approves my bonus amount?

The CEO will be responsible for approving your bonus based upon your individual performance against your objectives. A final review of all bonus payments will be conducted by the CEO and Human Resources prior to final approval by the Compensation Committee.

Proofpoint Confidential	Page 5	Rev. 2/2011